CERTIFICATION UNDER SECTON 906 OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 11-K of Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the "Plan") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), of the undersigned officer of the Plan certifies, that, to such officer's knowledge:

    The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the related statements of changes in net assets available for benefits of the Plan, as of the dates and for the periods expressed in the Report.
/s/ Karen M. Hoguet Name: Karen M. Hoguest Title: Chairman of the Pension and Profit Sharing Committee

A signed original of this written statement required by Section 906 has been provided to Federated Department Stores, Inc. and will be retained by Federated Department Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.